UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

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                               SUBJEX CORPORATION
               ----------------------------------------------------
              (Exact name of registrant as specified in its charter)

                MINNESOTA                              41-1596056
      ------------------------------                 ---------------
     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)               Identification No.)

                        3245 HENNEPIN AVE SOUTH, SUITE 1
                              MINNEAPOLIS, MN 55408
               ----------------------------------------------------
             (Address of Principal Executive Offices)     (Zip Code)

                 Agreement with business development consultant.
               ----------------------------------------------------
                            (Full title of the plan)
                                   A.D. Hyder
                       3245 Hennepin Avenue South, Suite 1
                              Minneapolis, MN 55408
               ----------------------------------------------------
                     (Name and address of agent for service)

                                  952.931.0501
               ----------------------------------------------------
          (Telephone number, including area code, of agent of service)

                              CALCULATION OF REGISTRATION FEE

                                          Proposed maximum   Proposed maximum
Title of each               Amount to be  offering price     aggregate offering   Amount of
class of securities         registered    per share          price                registration fee
to be registered

Common Stock, no par value     1,000,000  $            0.50  $        500,000.00  $           60.00

           PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION. - NA
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. - NA

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     a. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2005;

     b.   The Registrant's Quarterly Report on Form 10-Q for September 30, 2006;

     c. The Registrant's Report on Form 8-K filed October 13, 2006, the Registrant's Report on Form 8-K filed on October 23, 2006 and the Registrant's Report on Form 8-K filed on February 9, 2007.

All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     None.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number           Description
--------------           -----------

1.1                      Consulting contract.

ITEM 9. UNDERTAKINGS.


The undersigned Registrant hereby undertakes:

To file any required documents as required by Item 512(a), (b) and (h) of Regulation S-K ( 229.512(a), (b) and (h) of this chapter), as well as any other applicable undertakings in Item 512.



SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 9, 2007
                           -----------           ----------    -------------

(Registrant) Subjex Corporation
           --------------------

By (Signature and Title)    Andrew D Hyder CEO
                        -------------------------------

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

(Signature)   Brian Ahern
           ------------------------

(Title)       Director
       ----------------------------

(Date)        March 9, 2007
      -----------------------------

(Signature)   Sharon Hyder
           ------------------------

(Title)       Director
       ----------------------------

(Date)        March 9, 2007
      -----------------------------